UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 4, 2008

BEST ENERGY SERVICES, INC.
(Exact name of registrant specified in its charter)
Nevada	333-142350	02-0789714
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1010 Lamar Street, 12th Floor, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)
Registrant¡¦s telephone, including area code:	(713) 933-2600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On April 14, 2008, Best Energy Services, Inc announced that it had completed the private equity offering originally announced on March 5, 2008 and that it had received an additional $4.926 million in gross proceeds.  Total gross proceeds raised from the offering were $13.566 million, including $1.8 million originally invested as bridge financing for American Rig Housing, Inc., the holders of which elected to convert to equity under the terms of this offering.  The offering provided for the unregistered sale of Units, which comprised the total issuance of 8,478,750 shares of common stock and 1,220,940 shares of Series A Convertible Preferred Stock to institutional and accredited investors. Units consisted of 625 shares of our common stock and 90 shares of our Series A Preferred Stock.  None of the Units or the underlying shares of common or Series A Preferred Stock sold in the Offering have been registered under the Securities Act or under any state securities laws.  The issuance and sale of said securities was made in reliance upon exemptions from registration pursuant to Rule 506 of Regulation D under the Securities Act and certain private placements under the state securities laws.

We retained Andrew Garrett, Inc. of New York as our exclusive placement agent.  Pursuant to our agreement, we paid Andrew Garrett a cash commission of 10% of the gross proceeds of the Offering, plus a non-allocable expense allowance of 2%, and warrants to purchase 10% of Units sold at any time over the next five years at an exercise price of $1,000 per Unit.

In connection with the Offering, we agreed with the purchasers of the Units that we would file a resale registration statement with the SEC covering all shares of Common Stock and Series A Preferred Stock included in the Units sold in the Offering ("Registrable Securities") within 60 days after the closing the Offering. Under this Registration Rights Agreement, we will maintain the effectiveness of the "resale" registration statement from the effective date until the earlier of (i) the date on which all of the Registrable Securities have been sold or (ii) the date on which all of the Registrable Securities held by an investor may be sold without restriction pursuant to Rule 144 under the Securities Act, subject to our right to suspend or defer the use of such registration statement in certain events. We have also agreed to use our best efforts to have such "resale" registration statement declared effective by the SEC as soon as possible after the initial filing date.  We will include any common and preferred stock underlying warrants issued to our placement agent as part of this offering in this registration statement as well.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit                 Description

99.1              Press Release dated April 14, 2008

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

        Best Energy Services, Inc.

        Date: April 14, 2008                                                                           By:         /s/ Larry W. Hargrave
        Larry W. Hargrave
        Chief Executive Officer